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                                   Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the incorporation by reference in this Annual Report on Form 10-K of Mobil Corporation of our report dated February 26, 1999, included in the 1998 Annual Report to Shareholders of Mobil Corporation.

Our audits also included the financial statement schedule of Mobil Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-18130 and 333-16819) pertaining to the Employees Savings Plan of Mobil Oil Corporation; Form S-8 (No. 33-5797) pertaining to the 1986 Mobil Incentive Compensation and Stock Option Plan; Form S-3 (No. 33-34133-01) of the Mobil Oil Corporation Employee Stock Ownership Plan Trust for the registration of $300,000,000 principal amount of debt securities guaranteed by Mobil Corporation; Form S-3 (No. 33-43745) for the registration of $1,500,000,000 of Mobil Corporation Debt Securities; Form S-3 (No. 33-49945) for the registration of $1,500,000,000 of Mobil Corporation Debt Securities; Form S-8 (No. 33-48887) pertaining to the 1991 Mobil Incentive Compensation and Stock Option Plan; Form S-3 (No. 33-50943) pertaining to the Mobil Corporation Stock Purchase and Dividend Reinvestment Plan for the registration of 5,000,000 shares of Mobil Corporation Common Stock (on a pre two-for-one stock split basis) and related Preferred Share Purchase Rights; Form S-8 (No. 33-61657) pertaining to the 1995 Mobil Incentive Compensation and Stock Ownership Plan; Form S-3 (No. 333-13457) for the registration of $650,000,000 Pass Through Certificates with the applicable underlying payments guaranteed by Mobil Corporation; and in the related Prospectuses of our report dated February 26, 1999, with respect to the financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report on Form 10-K of Mobil Corporation.



                                                        /s/ Ernst & Young LLP

                                                            Ernst & Young LLP



Fairfax, Virginia
March 26, 1999

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